Exhibit 21
Subsidiaries of the Company
Molex Incorporated Delaware,
Cardell Corporation Michigan, Percentage Ownership Interest 100%
Molex (India) Private Limited India, Equity Shares .000004%
Molex India Tooling PVT Limited India, Equity Shares 1.999982%
Molex International, Inc. Delaware, Percentage Ownership Interest 100%
Molex Brazil Ltda Brazil, Common 96.180396%
Molex CV Holdings, Inc. Delaware, Percentage Ownership Interest 100%
MI European Holdings CV Netherlands, Percentage Ownership Interest 99%
Molex European Holdings BV Netherlands, Common 100%
Molex Zetronic S.r.l. Unico Socio Italy, Percentage Ownership Interest 100%
Molex Interconnect GmbH Netherlands, Common 100%

Molex Interconnect Denmark, Percentage Ownership Interest 100%
Molex B.V. Netherlands, Common 100%
Molex Deutschland GmbH Germany, Common 100%
Molex Ireland Ltd. Ireland, Common 100%
“Molex” Limited Liability Company Ukraine, Percentage Ownership Interest 49%
Molex Slovakia a.s. Slovakia, Common 100%
KYBERNEX s.r.o. Slovakia, Common 60%
Molex sp. z.o.o. Poland, Percentage Ownership Interest 98%
“Molex” Limited Liability Company Ukraine, Percentage Ownership Interest 51%
Molex (India) Private Limited India, Equity Shares 9.999976%
Molex Mafatlal Micron Private Limited India, Ordinary 100%
Molex India Tooling PVT Limited India, Equity Shares 49%
Automotive Connectors India Private Ltd. India, Equity Shares 99.9998%

Molex (Malaysia) Sdn. Bhd. Malaysia, Percentage Ownership Interest 100%
Molex Alin International, Incorporated British Virgin Islands, Percentage Ownership Interest 100%
Molex de Mexico S.A. de C.V. Mexico, Ordinary 99.999348%
Molex Automotive SARL France, Common 100%
Moltes s.r.o. Slovakia, Common 94.7%
Molex Electronics Ltd. United Kingdom, Common 100%
Molex Premise Networks Limited United Kingdom, Common 100%
Molex Far East-South Management Pte. Ltd. Singapore, Common 100%
MEC International Pte. Ltd. Singapore, Percentage Ownership Interest 29%
Molex Singapore Pte. Ltd. Singapore, Ordinary 100% Reedeemable preference shares 100%
Molex Interconnect (Chengdu) Co., Ltd. China, Common 100%
Molex Interconnect (Shanghai) Co. Ltd. Shanghai, Common 100%

Novark Technologies, Inc. China, Common 19.99%
Molex Hong Kong/China Ltd. Hong Kong, Percentage Ownership Interest 100%
Molex Taiwan Ltd. Taiwan, Common 99.999653%
Land Win Electronic Corp. Taiwan, Common 20%
Molex Copper Flex Products Asia, Inc. Taiwan, Percentage Ownership Interest 100%
Molex (Thailand) Ltd. Thailand, Common 95.275%
Molex-Japan Co., Ltd. Japan, Common 100%
Molex (Dalian) Co. Ltd. China, Common 100%
Molex (Dalian) Logistics Co., Ltd. China, Common 100%
Tachibana ESCO Company, Limited Japan, Common 100%
Shanghai ESCO Electronics Co. Ltd. Shanghai, Common 100%
Shanghai ESCO Densou, Co., Ltd. Shanghai, Common 100%
Shanghai ESCO Precision Die and Mold Co., Ltd. Shanghai, Common 100%

Molex Kiire Co., Ltd. Kagoshima, Kyushu, Percentage Ownership Interest 100%
Onamba Co., Ltd. Japan, Percentage Ownership Interest 3.5%
S’Next Japan, Percentage Ownership Interest 98.73%
Molex Korea Co., Ltd. South Korea, Common 100%
Molex Conectores e Eletronicos Comercio e Servicos Ltda. Brazil, Common 99%
Molex Holding GmbH Germany, Percentage Ownership Interest 100%
Molex Polska Management SP z.o.o. Poland, Percentage Ownership Interest 100%
Woodhead Connectivity GmbH Germany, Common 100%
Molex Slovakia Management, s.r.o. Slovakia, Common 100%
Molex Elektronik GmbH Germany, Common 100%
Molex GmbH Germany, Common 100%
Dongguan Molex South-China Connector Co. Ltd. China, Percentage Ownership Interest 100%
Dongguan Molex Interconnect Co Ltd. China, Percentage Ownership Interest 100%

Molex Trading (Shanghai) Limited Shanghai, Common 99%
Molex Electronics Limited New Brunswick, Common 100%
G. Ostervig -Molex A/S Denmark, Common 30%
Hi-P International, Ltd. Singapore, Common 20.4%
MI European Holdings CV Netherlands, Percentage Ownership Interest 1%
Molex Vietnam Co., Ltd. Vietnam, Percentage Ownership Interest 100%
Molex Connector Corporation Delaware, Percentage Ownership Interest 100%
Molex (India) Private Limited India, Equity Shares .000004%
Molex Copper Flex Products, Inc. Minnesota, Percentage Ownership Interest 100%
Molex (India) Private Limited India, Equity Shares .000004%
Woodhead Industries, Inc. Delaware, Percentage Ownership Interest 100%
Woodhead Interconnect, Inc. Delaware, Percentage Ownership Interest 100%
Molex (India) Private Limited India, Equity Shares .000004%

WH One LLC Delaware, Percentage Ownership Interest 100%
Deerfield Partners CV Netherlands, Percentage Ownership Interest 1%
Woodhead International BV Netherlands, Percentage Ownership Interest 100%
Woodhead Connectivity Limited United Kingdom, Percentage Ownership Interest 100%
Woodhead France SARL France, Percentage Ownership Interest 100%
Woodhead Connectivity SASU France, Percentage Ownership Interest 100%
Woodhead Software & Electronic SASU France, Percentage Ownership Interest 100%
I.M.A. SrL Italy, Percentage Ownership Interest 99%
Micromedia SA France, Percentage Ownership Interest 33.33%
I.M.A. SrL Italy, Percentage Ownership Interest 1%
WH Two LLC Delaware, Percentage Ownership Interest 100%
Deerfield Partners CV Netherlands, Percentage Ownership Interest .1%

Woodhead Japan Corporation Delaware / Japan, Percentage Ownership Interest 100%
Aero-Motive Company Michigan, Percentage Ownership Interest 100%
Central Rubber Company Illinois, Percentage Ownership Interest 100%
Daniel Woodhead Company Delaware, Percentage Ownership Interest 100%
Molex (India) Private Limited India, Equity Shares .000004%
DW Holding LLC Delaware, Percentage Ownership Interest 100%
Woodhead LP Texas, Percentage Ownership Interest 1%
Woodhead LP Texas, Percentage Ownership Interest 99%
mPm S.r.L. Italy, Percentage Ownership Interest 5%
Woodhead Asia Pte Ltd Singapore, Common 100%
Woodhead de Mexico S.A. de C.V. Mexico, Common 99.999998%
Woodhead Canada Limited Nova Scotia, Percentage Ownership Interest 100%
mPm S.r.L. Italy, Percentage Ownership Interest 95%

Deerfield Partners CV Netherlands, Percentage Ownership Interest 98.9%
Molex (India) Private Limited India, Equity Shares .000004%
Molex India Tooling PVT Limited India, Equity Shares 49%
Automotive Connectors India Private Ltd. India, Equity Shares .0002%
Molex Premise Networks (Malaysia) Sdn Bhd Malaysia, Percentage Ownership Interest 100%
Molex S.A. de C.V. Mexico, Common 100%
Molex Premise Networks Pty Ltd. Australia, Percentage Ownership Interest 100%
MPN EE sp zo.o Poland, Common 99%
Molex Premise Networks sp zo.o Poland, Common 100%
HCS Kablolama Sistemleri Sanayi ve Ticaret A.S. Turkey, Percentage Ownership Interest 40%
Molex Conectores e Eletronicos Comercio e Servicos Ltda. Brazil, Common 1%
Molex Trading (Shanghai) Limited Shanghai, Common 1%
Molex Knutzen Holding AS Norway, Common 25%

Polymicro Technologies, LLC Delaware, Percentage Ownership Interest 100%